UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On July 29, 2009, Mattson Technology, Inc. (the "Company") issued a press release regarding the Company's results for its second quarter ended June 28, 2009. The full text of the Company's press release is attached hereto as Exhibit 99.1.

Item 2.05    Costs Associated with Exit and Disposal Activities

On July 29, 2009, the Company also announced incremental cost reduction initiatives, which will continue to reduce the cash loss from operations and improve the operating leverage and efficiency of the company during the industry recovery. The senior management of the Company approved the commitment to these cost reduction initiatives on July 28, 2009. These additional cost reduction initiatives will include a reduction of approximately ten percent of the global workforce, streamlining of the management structure and extended furloughs in certain regions. Mattson expects to record cash expenditures of $1.8 million dollars for severance expenses primarily in the third quarter of 2009, and expects to complete these actions by the end of the third quarter of 2009.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	July 29, 2009 Press Release by Mattson Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2009

Mattson Technology, Inc.

By: /s/ Andy Moring

Andy Moring
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	July 29, 2009 Press Release by Mattson Technology, Inc. Also provided in PDF format as a courtesy.